US-DOCS\154286154.4 GATX CORPORATION VOLUNTARY DEFERRED FEE PLAN AMENDED AND RESTATED AS OF JANUARY 1, 2025 Section 1. PURPOSE AND EFFECTIVE DATE. is to provide to non- defer such Board RSUs (each as defined below). This amended and restated Plan is . Section 2. DEFINITIONS. Unless the context otherwise requires, the following words as used herein shall have the following meanings: (a) Accounts. Cash Account and Deferred RSU Account. The Accounts will be merely a bookkeeping entry on the (or may be represented as an account with the Company's stock plan administrator) so that no trust or escrow arrangement will be used and the Participant will remain a general, unsecured creditor with respect to his or her Accounts. (b) Board. (c) Deferral Election. approved from time to time by the Administrator pursuant to which a Participant may elect and/or RSUs under the Plan and to elect the time at which Deferred Fees or Deferred RSUs are to be paid under the Plan, subject to the provisions of Section 8. (d) Deferred Cash Account means the cash account interest thereon, pursuant to Section 5. (e) Deferred Fee be deferred hereunder. (f) Deferred RSUs an economic unit equal in value to one share of Company common stock that is received by a Participant pursuant to the Plan and provides for the deferred receipt of any elected to be deferred in the form of RSUs hereunder or RSUs elected to be deferred hereunder. For purposes of the (g) Deferred RSU Account the account RSUs pursuant to Section 6.

2 US-DOCS\154286154.4 (h) cash retainer and Board and committee meeting attendance fees paid to each director who is not an employee of the Company or any subsidiary, that, in the absence of deferral under this period fees payable by the Company with respect to services performed during that period. (i) Participant. participate in the Plan. (j) Quarter. the last day of January, April, July and October, respectively. (k) Quarterly Deferral Amount. of the Deferred Fee that would otherwise be payable to a participating director each Quarter. (l) Restricted Stock Units or RSUs. RSU is deferred under this Plan at the time provided in Section 8. (m) Section 409A. Section 409A means Section 409A under the Code and the Treasury Regulations and guidance thereunder, and any applicable state law equivalent, as each may be promulgated, amended or modified from time to time. (n) Termination Date . The relationship as a director will be treated as continuing intact while the individual is on a bona fide leave of absence (determined in accordance with Treas. Reg. §1.409A-1(h)). (o) Unforeseeable Emergency. financial hardship to the Participant resulting from an illness or accident of the Participant, unforeseeable circumstances arising as a result of events beyond the control of the Participant; provided, however, that the determination of Unforeseeable Emergency shall be made by the Administrator in a manner that is consistent with the meaning of Unforeseeable Emergency set forth in Treas. Reg. 1.409A-3(i)(3). (p) Valuation Date. The term Valuation Date means (i) with respect to the Deferred Cash Account the last day of each calendar month, and (ii) with respect to the Deferred RSU Account the last day of each Quarter. Section 3. ELIGIBILITY. Each member of the Board who is not an employee of the Company or its subsidiaries shall be eligible to participate in the Plan.

3 US-DOCS\154286154.4 Section 4. ELECTION TO DEFER COMPENSATION. (a) In General. Subject to the following provisions of this Section 4, any election by an eligible earned for services performed or RSUs granted during any period may be deferred under the Plan only if the Deferral Election is filed no later than the last day of the calendar year preceding the calendar year in which such period commences. (b) Initial Participation. A nominee for election to the Board (who is not at the time of nomination serving on the Board and was not previously eligible to participate in the Plan) may make an initial Deferral Election to participate in this Plan, provided that such election or RSUs within 30 days after the Such Deferral Election may only apply with respect to the Director for services performed or RSUs granted and earned after the election is filed. (c) Date of Filing. For purposes of this Section 4, a Deferral Election will be deemed to be filed on the date it is filed with the Administrator and shall be irrevocable on the date it is so filed. following the time it is filed with the Administrator, except as may be provided in the Deferral Election. (d) Withdrawal From Plan. Unless otherwise determined by the Plan Administrator, a subsequent calendar year unless it is modified or revoked prior to the first day of the calendar year as to which the modification or revocation applies. Such modification or revocation may be effected by submitting a new Deferral Form. Section 5. DEFERRED CASH ACCOUNT. A Deferred Cash Account shall be maintained for each Participant who elected to invest all or a portion of his or her Deferred Fees in a cash interest bearing account. Cash and interest thereon this paragraph. With respect Deferred Cash Account will be credited each Quarter in which his or her Deferral Election remains in effect in the Quarterly Deferral Amount for such Quarter to be invested in the Deferred Cash Account. Until the Valuation Date coincident with or immediately preceding payment of the Deferred Cash Account (or portion thereof) to a Participant in accordance with Section 8, all Cash Account shall accrue interest at a rate equal to the twenty-year U.S. Government bond rate in effect on the 15th day of January, April, July and October of each year. Interest shall be compounded monthly, and shall be accrued as of each Valuation Date. No new deferrals of Deferred Cash Account will be permitted for Direc however, that interest on amounts deferred prior to such date will continue to accrue on such deferrals in the Deferred Cash Account after such date as provided in this Section.

4 US-DOCS\154286154.4 Section 6. DEFERRED RSU ACCOUNT. (a) Deferred RSU Account. A Deferred RSU Account shall be maintained for each Participant who (i) elects to invest all or a portion of his or her Deferred Fees in Deferred RSUs, and (ii) who elects to defer RSUs. earned for service on or after February 1, 2025, a Participant may only elect to invest all of into Deferred RSUs. (b) Deferr Fees into Deferred RSUs. Fees to be invested in Deferred RSUs Deferred RSU Account will be credited each Quarter in which their election remains in effect with a number of Deferred RSUs equal to the result obtained by dividing the Quarterly Deferral Amount to be deferred in the form of Deferred RSUs common stock on the New York Stock Exchange on the last trading day of each Quarter. A Participant will be fully vested in each Deferred RSU that relates to Fees. (c) Deferral of RSUs into Deferred RSUs. The Deferred RSU Account of a Participant who elects to defer RSUs under the Plan will be credited with an equal number of Deferred RSUs on the date the RSUs would otherwise have been granted. The Deferred RSUs shall be subject to the same vesting or other forfeiture restrictions that would have otherwise applied to such deferred RSUs. In the event the Participant forfeits Deferred RSUs in Deferred RSU Account shall be debited for the number of Deferred RSUs forfeited. (d) Dividend Equivalents Deferred RSU Account will be credited with additional Deferred RSUs representing dividends declared on a number of shares of the equivalent to the number of Deferred RSUs held on behalf of such Participant based on the average of the high and low price of such stock on the New York Stock Exchange on the date such dividend is paid. Section 7. [INTENTIONALLY OMITTED]. Section 8. DISTRIBUTIONS. (a) Deferrals Prior to January 31, 2025. With respect to Deferral Elections made by a Participant with respect to ees earned for service for periods ending on or prior to January 31, 2025 and RSUs granted on or prior to January 31, 2025, a Participant may have elected to receive distribution of benefits under the Plan for a given calendar year (or portion thereof) in (A) a lump sum in a specified calendar year, or in annual installments, not to exceed ten, commencing in a specified calendar year, provided that such year of payment or commencement, respectively, may not be later than the second calendar year following that is made, or in annual installments, not to exceed ten, that commence in the calendar e occurs.

5 US-DOCS\154286154.4 Subject to Section 8(g), distribution to be made in any year in accordance with this Section 8(a) shall be made on February 15 of that calendar year; provided that if the Termination Date (b) Deferrals On or After February 1, 2025. With Fees earned for service for periods commencing on or after February 1, 2025 and RSUs granted on or after February 1, 2025, a Participant may elect to receive distribution of benefits under the Plan iven calendar year (or portion thereof) in (A) a lump sum, or (B) in three substantially equal annual installments. Subject to Section 8(g) and to the following sentence, distribution will be made (in the case of a lump sum distribution) or commence (in the case of annual installments) within 90 days . In the case of distributions to be made in installments, the date on which the initial installment is paid in accordance with the previous sentence is referred to benefits under the Plan paid on the first and second anniversary of the Annual Settlement Date, such that all benefits under the Plan shall be paid on the second anniversary of the Annual Settlement Date. (c) Other Terms Pursuant to s. (i) A Deferral Election may also specify that distribution of Plan benefits will be accelerated to the date of a Change in Control Event. to it under Treas. Reg. §1.409A-3(i)(5). (ii) A director may elect a different time of payment for benefits attributable to deferred Director s Fees or RSUs and may also elect a different time of payment for each different separately identifiable amount deferred hereunder. (iii) In the absence of filing a timely Deferral Election for any calendar year that specifies the distribution timing for the deferrals covered by such Deferral Election, distribution of amounts attributable to that year shall be pursuant to the previous valid election made by the Participant in accordance with this Section 8. (d) Distributions Upon Death of Participant. Date occurs by reason of death, or if a Participant dies prior to having received all annual installments otherwise scheduled to be paid to him under this Section 8 executor or administrator will receive a lump sum payment equal to the Account balances determined as of the Valuation Date coincident with or immediately prior to the date of actual distribution. Subject to Section 8(g) below, such payment shall be made within 30 days after the date of death. receipt of a death certificate or other written evidence satisfactory to the Company

6 US-DOCS\154286154.4 (e) Distributions Upon Occurrence of Unforeseeable Emergency. Accounts and Deferred RSUs in the event of an Unforeseeable Emergency. Distributions because of an Unforeseeable Emergency shall be limited to the amount reasonably necessary to satisfy the emergency need (which may include amounts necessary to pay any federal, state, local, or foreign income taxes or penalties reasonably anticipated to result from the distribution). However, in making the determination of amounts reasonably necessary to satisfy the emergency need, the Administrator is not required to take into account any additional compensation that due to the Unforeseeable Emergency is available under another nonqualified deferred compensation plan but has not actually been paid, or that is available due to the Unforeseeable Emergency under another plan that would provide for deferred compensation except due to the application of the effective date provisions under Treas. Reg. §1.409A-6. (f) Distributions to Specified Employees. If a Participant is a pecified employee §1.409A-1(i) and such rules as may be established by the Chief Executive Officer of the Company or his or her delegate from time to time) and distribution is made to the Participant by reason of the occurrence of such Termination Date, distributions of benefits under the Plan may not be made before the date that is six months after the Part Participant. At the end of the six-month period described in the preceding sentence, amounts that could not be paid by reason of the limitation in this Section 8(f) shall be paid on the first day of the seventh month following the Termination Date. (g) General Distribution Rules. (i) Amount of Lump Sum Distributions are to be distributed in a lump sum in accordance with this Section 8, the distribution shall be comprised of: (A) a cash payment Deferred Cash Account as of the Valuation Date coincident with or immediately preceding the date on which the distribution is in fact made corresponding to such Deferral Election stock equal in amount to the sum of the number of units Deferred RSUs credited to the Deferred RSU Account as of the Valuation Date coincident with or immediately preceding the date on which the distribution is in fact made corresponding to such Deferral Election. If, after the Valuation Date used to determine the amount of cash and number of shares to be distributed, additional amounts of cash or RSUs are credited to the portion of the to be distributed, such amounts (including shares of stock with respect to the Deferred RSU Account) shall be distributed as soon as practicable after being credited. (ii) Amount of Annual Installment Distributions are to be distributed in annual installments in accordance with this Section 8, each annual installment distribution shall

7 US-DOCS\154286154.4 be comprised of: (A Deferred Cash Account as of the Valuation Date coincident with or immediately preceding the date on which the distribution is in fact made corresponding to such Deferral Election, multiplied by a fraction, the numerator of which shall be one and the denominator of which shall be the total number of annual installments elected minus the number of annual in amount to the number of units of Deferred RSUs Deferred RSU Account as of the Valuation Date coincident with or immediately preceding the date on which the distribution is in fact made corresponding to such Deferral Election, multiplied by a fraction, the numerator of which shall be one and the denominator of which shall be the total number of annual installments elected minus the number of annual installments, if any, previously distributed. If, after the Valuation Date used to determine the amount of cash and number of shares to be distributed as the final installment, additional amounts of cash or Deferred RSUs under the Plan, such amounts (including shares of stock with respect to the Deferred RSU Account) shall be distributed as soon as practicable after being credited. Account balance, or portion thereof, is to be distributed in annual installments in accordance with this Section 8 but such Account balance is less than the applicable annual elective deferral limits set by the Internal Revenue Service, the distribution shall instead be made in a single lump sum cash payment. (iii) Medium of Payment. Payments from the Deferred RSU Account shall be made in whole shares of Company common stock for each whole Deferred RSU, and cash shall be paid in lieu of any fractional share of Company stock that would otherwise be distributed with respect to the Deferred RSU Account. Deferred RSUs issued to, and shares paid to, Participants under the Plan shall be issued and paid from the GATX Corporation Amended and Restated 2012 Incentive Award Plan (or any successor plan) and subject to its terms. Notwithstanding the foregoing, if there is a conflict between the terms of the Plan and such equity plan, the terms of the Plan will control. Section 9. UNSECURED. No fund is to be created to meet payment obligations under this Plan, and the right of a Participant Accounts shall be an unsecured claim against the general assets of the Company. Section 10. NON-ASSIGNABILITY. The right of a Participant to receive any unpaid portion of any amounts credited to their Accounts shall not be assigned, transferred, pledged or encumbered or be subject in any manner to alienation or anticipation, except that a Participant may designate, on forms provided by the Company, a beneficiary to receive benefits under the Pla If there is no beneficiary designation in effect for a Participant, or if there is no surviving designated beneficiary, then the benefits specified hereunder shall be distributed in accordance with the applicable laws of descent and distribution.

8 US-DOCS\154286154.4 Section 11. ADMINISTRATION. Compensation Committee of the Board or its designee, who shall have authority to adopt rules and regulations for carrying out the Plan and to interpret and implement the provisions hereof. Section 12. AMENDMENT AND TERMINATION This Plan may at any time be amended, modified or terminated by the Board. No amendment, modification or termination shall, without the consent of a Participant, adversely affect such ghts with respect to amounts credited under the Plan. No such amendment, modification, or termination shall be adopted or effective if it would result in accelerated recognition of income or imposition of additional tax under Section 409A or, except as otherwise provided in the amendment, would cause amounts that were not otherwise subject to Section 409A to become subject to Section 409A. The Board may terminate the Plan and distribute the Accounts to participants in accordance with and subject to the rules of Treas. Reg. Section 1.409A- 3(j)(4)(ix), or successor provisions, and any generally applicable guidance issued by the Internal Revenue Service permitting such termination and distribution.